ANNUITY APPLICATION

EquiTrust Financial Services

EquiTrust Life Insurance Company
PO Box 9353
Des Moines, Iowa 50306-9353

Product ☒ **VA**

Contract #____________________
(Home Office Use Only)

Print Legibly Agent Name	Office Phone #	Cell Phone #	Agent #	%
#1				
#2				

All references to "the Company" shall mean EquiTrust Life Insurance Company of Des Moines, Iowa.

SECTION A – ANNUITANT

1. Complete Name (first-middle-last)
2. Sex
3. Age
4. Birth Date
5. Residential Address
6. City
7. State
8. ZIP
9. Social Security #
10. Cell Phone or Other
11. Occupation

SECTION A – JOINT ANNUITANT (NOT AVAILABLE FOR QUALIFIED PLANS)

12. Complete Name (first-middle-last)
13. Sex
14. Age
15. Birth Date
16. Residential Address
17. City
18. State
19. ZIP
20. Social Security #
21. Cell Phone or Other
22. Occupation

SECTION B – OWNER (IF OTHER THAN PROPOSED ANNUITANT)

23. Complete Name (first-middle-last)
24. Sex
25. Age
26. Birth Date
27. Residential Address
28. City
29. State
30. ZIP
31. Social Security/TIN #
32. Cell Phone or Other

SECTION B – JOINT OWNER (NOT AVAILABLE FOR QUALIFIED PLANS)

33. Complete Name (first-middle-last)
34. Sex
35. Age
36. Birth Date
37. Residential Address
38. City
39. State
40. ZIP
41. Social Security/TIN #
42. Cell Phone or Other

SECTION C – BENEFICIARY

Survivors, within a class entitled to the proceeds, shall share equally unless otherwise specified in Section G.

PRIMARY:

FULL NAME (FIRST-MIDDLE-LAST)	ADDRESS	SS#/TIN	RELATIONSHIP TO INSURED

CONTINGENT:

FULL NAME (FIRST-MIDDLE-LAST)	ADDRESS	SS#/TIN	RELATIONSHIP TO INSURED

SECTION D – PLAN TYPE (CHECK ONE)

☐ Nonqualified ☐ IRA ☐ SEP IRA ☐ Simple IRA ☐ Roth IRA ☐ Roth Conversion IRA
☐ Keogh/Corporate Pension ☐ Sec. 457 Def. Comp. ☐ TSA/403(b) ☐ Other__________

SECTION E – RIDERS

Check if you wish to add a rider:

☐ Incremental Death Benefit Rider (IDB)
☐ Guaranteed Minimum Income Benefit Rider (GMIB)
☐ Performance Enhanced Death Benefit Rider (PEDB)

SECTION F – RETIREMENT NOTIFICATION DATE (the age at which the Proposed Annuitant expects to retire)

(If not stated: Nonqualified – age 95, Qualified – age 70 ½)____________________

436-121(05-08)

section g – special requests, remarks and corrections or endorsements section h – premium payments

a.	Premium Submitted with Application $ b. Anticipated Value of 1035 Exchange/Transfer/Rollover $
c.	If a Qualified plan, tax year for which contribution applies:
d.	Billing Frequency and Amount e. Billing Method

☐ Annual $ ☐ Direct

☐ Semiannual $ ☐ EFT—Complete EFT Authorization 436-190

☐ Quarterly $ ☐ Salary Savings—Send billing to:

☐ Monthly * $

*	Only available on EFT or Salary Saving method Company:

☐ No billing

Address:

If premium amount is over $1,000,000 Home Office approval must be received prior to accepting any premium payment.

section i – existing coverage/replacement

a. Does either the Owner or Proposed Insured have any other life insurance policies or annuity contracts? ☐ Yes ☐ No

If “Yes” and required by your state, complete 436-176/Important Notice

b.	Is the Policy applied for replacing or likely to replace any existing life or annuity policy?☐ Yes ☐ No

If “Yes”, complete your state-specific Notice to Applicant Regarding Replacement of Life Insurance and Annuities.

certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. person (including a U.S. resident alien).

Certification instructions. You must cross out Item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, Item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

section j – signatures

I/We declare that all statements in this Application are true to the best of my/our knowledge and belief, and agree that this Application shall be a part of the Annuity Contract issued by the Company. Acceptance of any Annuity Contract issued on this Application shall constitute ratification of any corrections, additions, or changes made by the Company and recorded in the space “Special Requests, Remarks and Corrections or Endorsements” except that no change shall be made as to amount, classification, plan or benefits, unless agreed to in writing. It is understood that no agent or other unauthorized person except an Executive Officer or an Assistant Secretary of the Company is authorized to waive forfeitures, to make or alter contracts, or to waive any of the Company’s rights or requirements.

ANY PERSON WHO KNOWINGLY PRESENTS A FALSE OR FRAUDULENT CLAIM FOR PAYMENT OF A LOSS OR BENEFIT OR KNOWINGLY PRESENTS FALSE INFORMATION IN AN APPLICATION FOR INSURANCE IS GUILTY OF A CRIME AND MAY BE SUBJECT TO CIVIL FINES AND CRIMINAL PENALTIES.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Dated at city and state

Signature of Proposed Annuitant Date

Signature of Proposed Joint Annuitant Date

Signature of Owner (if other than a Proposed Annuitant) Date

Signature of Joint Owner (if other than a Proposed Annuitant) Date

Signature of Agent Date

section k – agent certificate – existing insurance/replacement transactions

Are you aware of any existing life insurance or annuities not otherwise disclosed on this Application?☐ Yes ☐ No

If “Yes”, please explain:

Will this plan replace any existing life insurance or annuity? (Using the definition of Replacement adopted by your state.) ☐ Yes ☐ No

If “Yes”, please explain:

For any replacement, indicate the type of coverage proposed to be replaced:

☐ Term Life ☐ Whole Life ☐ Variable Life ☐ Fixed Annuity ☐ Variable Annuity

☐ Other – be specific

3.	Have you completed all state-required replacement notices?☐ Yes ☐ No
4.	Advertising materials:

I certify that I used only insurer-approved sales material with this Application and that an original or a copy of all sales material was left with the Proposed Annuitant.☐ Yes ☐ No

I certify that a printed copy of any electronically presented sales material was/will be presented to the Proposed Annuitant no later than the date the Policy is delivered☐ Yes ☐ No

For replacements subject to the Model Life Insurance and Annuity Replacement Regulation*,

copies of any individualized sales material (illustrations) must be submitted with the Application.

5. I provided the Privacy Notice form to the Proposed Annuitant and the Owner, as applicable. ☐ Yes ☐ No

6.	I certify that this Application is in accordance with the Company’s written statement of the Company’s position with respect to the acceptability of replacements. (Refer to your electronic version of the reference manual for additional information.) ☐ Yes ☐ No

7. Is Owner an active duty service member of the United States Armed Forces? If yes, provide the Important ☐ Yes ☐ No Notice – Sales to Military Personnel, form number 436-MSD found on Homefield or in the CAR booklet.

This form is required to be left with the applicant whether or not a CAR form is completed.

Signature of Agent Date